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                                    UNITED STATES
                          SECURITIES AND EXCHANGE COMMISSION
                                WASHINGTON, D.C. 20549



                                       FORM 8-K

                  CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
                         THE SECURITIES EXCHANGE ACT OF 1934


           Date of Report (Date of earliest event reported):  JUNE 23, 1996

                          INTERNATIONAL JENSEN INCORPORATED
                (Exact name of registrant as specified in its charter)


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          DELAWARE                   0-19779                 13-3346656
(State or other jurisdiction   (Commission file number)   (I.R.S. employer
     of incorporation)                                  identification no.)

  25 TRI-STATE INTERNATIONAL
   OFFICE CENTER, SUITE 400
    LINCOLNSHIRE, ILLINOIS                                 60069
(Address of principal executive office)                  (Zip Code)

           Registrant's telephone number, include area code: (847) 317-3700

                                    NOT APPLICABLE
             (Former name or former address, if changed since last year)

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                                  Page 1 of __ pages
                    Exhibit Index at sequentially numbered page 4.

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ITEM 5.  OTHER EVENTS.

    On January 3, 1996, International Jensen Incorporated ("IJI") and Recoton Corporation ("Recoton") jointly announced that Recoton had agreed to acquire IJI pursuant to an Agreement and Plan of Merger (the "Merger Agreement"). A copy of the Merger Agreement was filed with the Securities and Exchange Commission ("SEC") on or about January 12, 1996. On January 30, 1996, the Merger Agreement was amended and restated (the "Amended and Restated Merger Agreement") and a copy of the Amended and Restated Merger Agreement was filed with the SEC on or about January 30, 1996. On May 1, 1996 the Merger Agreement was further amended and restated (the "Second Amended and Restated Merger Agreement") and certain other related agreements were entered into between IJI and/or Recoton or other parties at or about the same time. Copies of the Second Amended Merger Agreement and certain related agreements were filed by IJI with the SEC on or about May 8, 1996. On May 10, 1996 the Merger Agreement was further amended and restated (the "Third Amended and Restated Merger Agreement") and certain of the related agreements also were amended and restated. On June 23, 1996, the Merger Agreement was further amended and restated (the "Fourth Amended and Restated Merger Agreement") and certain of the related agreements also were amended and restated. This Form 8-K is being made for the purpose of filing the Fourth Amended and Restated Merger Agreement which is included herewith as Exhibit 2.1 and the other amended and restated agreements entered into between IJI and/or Recoton or other parties at or about the same time, which are included herewith as Exhibits 2.2 and 2.3.

    Substantive changes in the Fourth Amended and Restated Merger Agreement, as compared to the Third Amended and Restated Merger Agreement, include the following:

    - The price per share offered by Recoton to the IJI stockholders was increased to $11.00 per share; the price offered to Robert G. Shaw and William Blair Leveraged Capital Fund, L.P. (collectively, the "Principal Stockholders"), however, remained at $8.90 per share.

    - The merger consideration will be paid entirely in cash, and, accordingly, the merger will not be tax free as it was before to the extent that payment was previously made in stock.

    - The Termination Date was moved back from July 15, 1996 to September 2, 1996 or such other date as Recoton may specify (but not later than March 31, 1997).

    - The period during which IJI has a contingent obligation to pay a break-up fee upon the occurrence of certain events following termination of the merger agreement was extended from nine months to one year.

    On January 3, 1996, IJI and IJI Acquisition Corp. ("IJI Acquisition") entered into an Agreement for Purchase and Sale of the OEM Business of IJI by and to IJI Acquisition (the "OEM Agreement"). The OEM Agreement was subsequently amended and restated on May 1,


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1996 (the "Amended and Restated OEM Agreement").  Copies of the Amended and
Restated OEM Agreement were filed with the Commission on or about May 8, 1996. On May 10, 1996, the OEM Agreement was further amended to increase the Purchase Price (as defined therein) to $16,537,000 (the "Second Amended and Restated OEM Agreement"). The Second Amended and Restated OEM Agreement was filed with the SEC on or about May 16, 1996. On June 23, 1996, the OEM Agreement was amended further to increase the Purchase Price (as defined therein) to $18,405,000 subject to certain adjustments or modifications which may increase or decrease the Purchase Price (the "Third Amended and Restated OEM Agreement"). The Third Amended and Restated OEM Agreement is included herewith as Exhibit 2.2.

    On January 3, 1996, IJI and Recoton entered into an agreement (the "AR Agreement"), pursuant to which Recoton acquired from IJI an exclusive world-wide license to and option to purchase all rights to the "Acoustic Research" and "AR" trademarks (collectively, the "AR Marks"), and IJI acquired an option to sell the AR Marks to Recoton under certain circumstances. Such agreement was amended, and a related escrow agreement was entered into, on May 9, 1996. On June 23, 1996, Recoton and IJI further amended the AR Agreement to extend the license term until December 31, 2000, and to change the license fee, effective January 1, 1997, to the greater of $120,000 per year (payable in monthly installments) or four percent (4%) of net Shipments, as that term is defined in the AR Agreement. A copy of the Amended and Restated AR Agreement is included herewith as Exhibit 2.3.

    On June 24 and June 26, 1996, IJI issued the press releases included herewith as Exhibits 99.1 and 99.2, respectively.


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ITEM 7(c).    EXHIBITS.

Exhibit 2.1 Fourth Amended and Restated Agreement and Plan of Merger among Recoton Corporation, RC Acquisition Sub, Inc. and International Jensen Incorporated dated as of January 3, 1996, but executed on June 23, 1996.

Exhibit 2.2 Third Amended and Restated Agreement for Purchase and Sale of the OEM Business of International Jensen Incorporated by and to IJI Acquisition dated as of January 3, 1996, but executed on June 23, 1996.

Exhibit 2.3 Amended and Restated Exclusive World-Wide License and Option to Sell and Option to Purchase Proprietary Rights between Recoton Corporation and International Jensen Incorporated dated as of January 3, 1996, but executed on June 23, 1996.

Exhibit 99.1  International Jensen Incorporated Press Release dated June 24,
              1996.

Exhibit 99.2  International Jensen Incorporated Press Release dated June 26,
              1996


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                                      SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                  INTERNATIONAL JENSEN INCORPORATED



Date:  July 3, 1996                    By:      /s/ Marc T. Tanenberg
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                                                Marc T. Tanenberg
                                                Vice President Finance and Chief
                                                Financial Officer


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